Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                             CUISINE SOLUTIONS, INC.
               (Exact name of issuer as specified in its charter)

              Delaware                                      52-0948383
   (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                       Identification No.)

                        85 South Bragg Street, Suite 600
                           Alexandria, Virginia 22312
                                 (703) 750-9600
                    (Address of Principal Executive Offices)
                     --------------------------------------

                             1999 Stock Option Plan
                            (Full Title of the Plan)
                     --------------------------------------


                                  Robert Murphy
                             Chief Financial Officer
                             Cuisine Solutions, Inc.
                        85 South Bragg Street, Suite 600
                           Alexandria, Virginia 22312

                                 (703) 750-9600
            (Name, address and telephone number of agent for service)
                     --------------------------------------

                         CALCULATION OF REGISTRATION FEE


         Title of             Amount to be Registered   Proposed Maximum    Proposed Maximum         Amount of
Securities to be Registered                              Offering Price    Aggregate Offering   Registration Fee (1)
                                                           Per Share             Price

Common Stock,
$0.01 par value                      2,600,000             $1.640625           $4,265,625            $1,126.13



Computed pursuant to Rule 457 (c) and (h)(1) based on the average of the bid and ask prices on December 2, 1999, as reported by the National Association of Securities Dealers, Inc.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the Plan pursuant to Rule 428(b).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents of Cuisine Solutions, Inc. (the "Corporation" or "Registrant") filed with the Securities and Exchange Commission are incorporated herein by reference:

     (1) The Corporation's Form 10-K for the fiscal year ended June 26, 1999.

     (2) All other reports filed by the Corporation pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), since the end of the fiscal year ended June 26, 1999.

     (3) The description of the Corporation's common stock contained in the Corporation's Registration Statement on Form 8-A filed on August 29, 1984, as amended from time to time, pursuant to Section 12(g) of the Exchange Act.

     All reports and other documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation, including Registrant, to indemnify its directors, officers, employees and agents under certain circumstances. Registrant's Certificate of Incorporation and Bylaws provide that Registrant shall indemnify such persons to the full extent authorized or permitted by law. The Certificate and Bylaws further provide that Registrant may maintain liability insurance on behalf of directors, officers, employees or agents of Registrant, whether or not Registrant would have the power to indemnify them against such liability under the provisions of law. Moreover, the Certificate provides that no director of Registrant shall be personally liable to Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, except (i) for any breach of the duty of loyalty to registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability under Section 174 of the Delaware General Corporation Law (involving certain unlawful dividends or stock repurchases), or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8. EXHIBITS.

     The "Exhibit Index" on page E-1 is hereby incorporated by reference.

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, Commonwealth of Virginia, on December 3, 1999.

                                  Cuisine Solutions, Inc.
                                  (Registrant)

                                  By: /s/ Robert Murphy
                                      ------------------------------------------
                                      Robert Murphy
                                      Vice President and Chief Financial Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated on December 3, 1999.

     SIGNATURE                      TITLE AND POSITION

/s/ Jean-Louis Vilgrain*            Chairman of the Board
------------------------------
    Jean-Louis Vilgrain

/s/ Stanislas Vilgrain*             President,
------------------------------        Chief Executive Officer
    Stanislas Vilgrain                (principal executive officer)

/s/ Carl M. Youngman*               Director
------------------------------
    Carl M. Youngman

/s/ Bruno Goussault*                Director
------------------------------
    Bruno Goussault

/s/ Alexandre Vilgrain*             Director
------------------------------
    Alexandre Vilgrain

/s/ Charles McGettigan*             Director
------------------------------
    Charles McGettigan

/s/ David Jordan*                   Director
------------------------------
    David Jordan

/s/ Nancy Schaefer*                 Director
------------------------------
    Nancy Schaefer

/s/ Robert Murphy                   Vice President & Chief Financial Officer
------------------------------      (Principal Financial and Accounting Officer)
    Robert Murphy

*By:  /s/ Robert Murphy
      ------------------------
          Robert Murphy
          ATTORNEY-IN-FACT
-----------------------------
  * Such signature has been affixed pursuant to a Power of Attorney.

                                  EXHIBIT INDEX


EXHIBIT NO.                    DESCRIPTION

4                              1999 Stock Option Plan

5 Opinion of Dickstein Shapiro Morin & Oshinsky LLP re: legality of Common Stock being registered

23.1                           Consent of Dickstein Shapiro Morin & Oshinsky LLP
                               (included in Exhibit 5)

23.2                           Consent of Grant Thornton LLP

23.3                           Consent of KPMG LLP

24                             Powers of Attorney